UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2015 (February 11, 2015)

USG Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-8864

Delaware	36-3329400
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 436-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On February 11, 2015, the Board of Directors (the “Board”) of USG Corporation (the “Company”) approved Amendment No. 3, dated as of February 11, 2015 (the “Amendment”), to the Rights Agreement, dated as of December 21, 2006, as amended (the “Rights Agreement”), by and between the Company and Computershare Investor Services, LLC, as rights agent (predecessor-in-interest to Computershare Trust Company, N.A.).

The primary purpose of the Rights Agreement, as amended, is to continue to seek to protect the value of the Company’s net operating loss carryforwards (“NOLs”) and related tax benefits, while aligning the definition of “Beneficial Owner” and “Beneficially Own” with Section 382 of the Internal Revenue Code of 1986 (the “Code”) for the Special Period (as defined below). The Company’s ability to use its NOLs could be substantially reduced if the Company experiences an “ownership change,” as defined under Section 382 of the Code. The Amendment maintains previously adopted protections and modifies, until March 22, 2016 (or such earlier time that the Board determines that no Tax Benefits (as defined in the Rights Agreement) may be carried forward or that the Rights Agreement is no longer necessary for the protection of Tax Benefits) (the “Special Period”), the definition of when a Person (as defined in the Rights Agreement) will be deemed the “Beneficial Owner” of, and to “Beneficially Own,” securities under the Rights Agreement to align with the definition of ownership under Section 382 of the Code. Under the revised definition, during the Special Period, only acquisitions that would result in ownership of more than 4.9% of the Company’s then-outstanding shares of common stock, as determined pursuant to Section 382 of the Code, would cause a stockholder to be deemed an “Acquiring Person,” subject to certain specified exempt transactions.

The rights issued pursuant to the Rights Agreement are in all respects subject to and governed by the provisions of the Rights Agreement, as amended. Copies of the Rights Agreement and the Amendment are available free of charge from the Company. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 4.1 hereto and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

4.1	Amendment No. 3 to Rights Agreement, dated as of February 11, 2015 between USG Corporation and Computershare Trust Company, N.A., as rights agent (successor-in-interest to Computershare Investor Services LLC).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

USG CORPORATION

By:	/s/ Stanley L. Ferguson
	Name:	Stanley L. Ferguson
	Title:	Executive Vice President, General Counsel and Secretary

Date: February 11, 2015

EXHIBIT INDEX

Number	Exhibit

4.1	Amendment No. 3 to Rights Agreement, dated as of February 11, 2015 between USG Corporation and Computershare Trust Company, N.A., as rights agent (successor-in-interest to Computershare Investor Services LLC).